Exhibit 99.1

AEROASTRO, INC.

1999 STOCK OPTION PLAN

1. Name.

This Plan shall be known as the “AeroAstro, Inc. 1999 Stock Option Plan,” and is sometimes herein called the “Plan”.

2. Purpose.

The purpose of the Plan is to provide a means for AeroAstro, Inc., a Delaware corporation (the “Company”), through the grant of incentive stock options and nonqualified stock options to Key Employees and Consultants (as defined below), to attract and retain persons of ability as employees and consultants and motivate such employees and consultants to exert their best efforts on behalf of the Company and any Subsidiary (as defined below).

3. Definitions.

(a) The term “Subsidiary” means any corporation which at the time an option is granted under the Plan qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” contained in section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or any similar provision hereafter enacted, except that such term shall not include any corporation which is classified as a foreign corporation pursuant to section 7701 of the Code.

(b) The term “Key Employees and Consultants” means those employees and consultants (including officers and directors who are also employees or consultants) of the Company or of any Subsidiary whose services, in the judgment of the Board of Directors or the Committee constituted pursuant to paragraph 5, are considered especially important to the future of the Company.

(c) The term “Incentive Stock Options” means options to purchase Common Stock of the Company (“Stock”) which at the time such options are granted under the Plan qualify as incentive stock options within the meaning of section 422 of the Code.

(d) The term “Nonqualified Stock Options” means options to purchase Stock which at the time such options are granted under the Plan do not qualify as Incentive Stock Options.

(e) The term “options” means, collectively, Incentive Stock Options and Nonqualified Stock Options (including Nonqualified Stock Options granted to replace outstanding Unit Options issued by AeroAstro L.L.C., the Company’s predecessor).

4. Shares Subject to the Plan.

Options may be granted by the Company from time to time to Key Employees and Consultants to purchase an aggregate of 1,000,000 shares of Stock, and that number of shares shall be reserved for options granted under the Plan (subject to adjustment as provided in paragraph 7(h)). If any option granted under the Plan terminates, expires or, with the consent of the optionee, is canceled, new options may thereafter be granted covering such shares.

5. Administration of the Plan.

The Plan shall be administered by the Board of Directors of the Company (the “Board”) or, at the election of the Board, by a Compensation and Benefits Committee of the Board (the “Committee”) consisting of not less than three members appointed by the Board and serving at the Board’s pleasure. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board. If there is no Committee or the Board does not elect to delegate such functions to the Committee, then all of the powers and duties given to the Committee hereunder shall be exercised or performed by the Board. Members of the Committee, if constituted, shall not be eligible to receive at such time as the Company first registers a class of equity securities under section 12 of the Securities Exchange Act of 1934, as amended, any options under the Plan and shall be “disinterested persons” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended or replaced from time to time, so long as they serve as such members.

The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan or for the continued qualification of any Incentive Stock Options and make such other determinations and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board in the Plan. Without limiting the generality of the preceding sentence, the Committee may, in its discretion, treat all or any portion of any period during which an optionee is on military or an approved leave of absence from the Company or a Subsidiary as a period of employment of such optionee by the Company or such Subsidiary for purposes of accrual of his or her rights under his or her options. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

6. Grant of Options.

Subject to the Plan, the Committee shall: (a) determine and designate from time to time those Key Employees to whom options are to be granted, and whether the options so to be granted will be Incentive Stock Options or Nonqualified Stock Options; (b) authorize the granting of Incentive Stock Options, Nonqualified Stock Options or combinations thereof; (c) determine the number of shares subject to each option; (d) determine the time or times when and the manner in which each option shall be exercisable and the duration of the exercise period; and (e) make such other determinations as it may be authorized to make in the Plan and as it may deem necessary and desirable for the purposes of the Plan; provided that (i) no option shall be granted after the expiration of ten years from the effective date of the Plan specified in paragraph 12 below, (ii) the aggregate fair market value (determined as of the date the option is granted) of the Stock subject to such options that become exercisable for the first time by any employee or consultant during any calendar year under all incentive stock option plans of the Company and its Subsidiaries shall not exceed $100,000, and (iii) no person who is not an employee of or consultant to the Company or a Subsidiary shall be entitled to receive Incentive Stock Options under the Plan.

7. Terms and Conditions of Options.

Each option granted under the Plan shall be evidenced by an agreement, in a form attached hereto as Annex A (ISO’s), Annex B (Non-Qualified Options) or (for those employees or consultants who hold Unit Options granted by AeroAstro L.L.C., the Company’s predecessor) Annex C (exchange options) or such other form as may be approved by the Committee. Such agreement shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(a) Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that such option shall expire at the end of such period. The Committee may extend such period; provided that, in the case of an Incentive Stock Option, such extension shall not in any way disqualify the option as an Incentive Stock Option. In no case shall such period, including any such extensions, exceed ten years from the date of grant; provided that, in the case of an Incentive Stock Option granted to an individual who, at the time of grant, owns Stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (a “Ten Percent Shareholder”), such period, including extensions, shall not exceed five years from the date of grant.

(b) Option Price. The option price per share shall be determined by the Committee at the time any option is granted, and, in the case of an Incentive Stock Option, shall be not less than the fair market value, or if granted to a Ten Percent Shareholder, 110 percent of the fair market value, of one share of Stock on the date the option is granted, as determined by the Committee. Pursuant to rules of the Virginia Commissioner of Corporations that are applicable to an option granted to an optionee in that state, (1) if such optionee owns Stock possessing more than ten percent of the voting power of the Company, the option price per share shall be at least one hundred percent of the fair market value of a share of the Stock at the time the option is granted, and (2) if such optionee owns Stock possessing ten percent or less of the voting power of the Company, the option price per share shall be at least eighty-five percent of the fair market value of a share of the Stock at the time the option is granted; provided that the Committee may amend this sentence at any time, so long as it complies with such rules as in effect at that time.

(c) Exercise of Option. No part of any option may be exercised until the optionee shall have remained in the employ of or a consultant to the Company or of a Subsidiary for such period after the date on which the option is granted as the Committee may specify in the option agreement, and the option agreement may provide for exercisability in installments. Each option must vest at least twenty percent per year for the first five years of the option term.

(d) Payment of Purchase Price on Exercise. Each option shall provide that the purchase price of the shares as to which such option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including, but not limited to, Stock already owned by the optionee having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price.

(e) Exercise in the Event of Death or Termination of Employment or Engagement.

(1) If an optionee dies (i) while an employee of or consultant to the Company or a Subsidiary or (ii) within three months after termination of his or her employment or engagement with the Company or a Subsidiary as a result of his or her permanent disability or retirement, his or her options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or such termination of employment or engagement, by the person or persons to whom the optionee’s rights under the option pass by will or applicable law, or, if no such person has such right, by his or her executors or administrators, at any time, or from time to time, but not later than the expiration date specified in or pursuant to paragraph 7(a) or one year after the optionee’s death, whichever date is earlier.

(2) If an optionee’s employment or engagement by the Company or a Subsidiary terminates because of his or her permanent disability or retirement and such optionee has not died within the following three months, he or she may exercise his or her options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment or engagement, at any time, or from time to time, but not later than the expiration date specified in or pursuant to paragraph 7(a) or three months after termination of employment or engagement, whichever date is earlier.

(3) If an optionee is an employee and said optionee’s employment terminates for any reason other than death, permanent disability or retirement, all right to exercise his or her options shall terminate at the date of such termination of employment (except as the Committee may determine generally or in a particular case).

(f) Nontransferability. No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an option shall be exercisable only by such optionee.

(g) Investment Representation. Each option agreement shall contain such investment representations as the Committee may consider necessary and appropriate to comply with applicable securities laws and shall provide that the Committee may, in the exercise of its absolute discretion, require similar representations to be made by any person exercising an option hereunder at the time and as a condition of any such option exercise.

(h) Adjustments in Event of Change in Stock. In the event of any change in the Stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger or consolidation, split-up, combination or exchange of shares, any direct or indirect offering of Stock at a price substantially below fair market value, or any similar change affecting the Stock, either the vesting of all outstanding options may be accelerated or the number and kind of shares which thereafter may be subject to options and sold under the Plan and the number and kind of shares subject to outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change, as the Committee may deem equitable and in the interests of the Company.

(i) Incentive Stock Options. Each option agreement which provides for the grant of an Incentive Stock Option shall contain such terms and conditions as the Committee may determine to be necessary or desirable to qualify such option as an Incentive Stock Option within the meaning of section 422 of the Code.

(j) No Rights as Shareholder. No optionee, as such, shall have any rights as a shareholder of the Company.

(k) No Rights to Continued Employment or Engagement. The Plan and any option granted under the Plan shall not confer on any optionee any right with respect to continuation of employment by the Company or any Subsidiary or engagement as a consultant to the Company or any Subsidiary, nor shall they interfere in any way with the right of the Company or any Subsidiary by which an optionee is employed or engaged to terminate his or her employment or engagement at any time.

8. Compliance With Laws and Regulations.

The Plan, the grant and exercise of options thereunder and the obligation of the Company to sell and deliver shares on exercise of such options shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may, in the opinion of the Committee, be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any Federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

9. Disposition of Shares.

No shares acquired on any exercise of an Incentive Stock Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Incentive Stock Option is granted or within one year after the issuance of such shares on such exercise. Each certificate representing shares acquired on exercise of an Incentive Stock Option shall bear a legend to that effect.

10. Repurchase of Shares on Termination.

If and in such cases as the Committee considers advisable, in its absolute discretion, the Company shall have the right to repurchase any and all shares acquired on exercise of any option granted under the Plan, at such price and on such other terms and conditions as the Committee may approve and as may be set forth in the applicable option agreement. Such right shall be exercisable by the Company after termination of employment by or engagement as a consultant to the Company or any Subsidiary of the Key Employee or Consultant exercising such option, whenever such termination may occur and whether such termination is voluntary or involuntary, with cause or without cause, without regard to the reason therefore, if any.

11. Amendment and Discontinuation.

The Board may from time to time amend, suspend, discontinue or terminate the Plan; provided that, subject to paragraph 7(h), no action of the Board or the Committee may (a) increase the number of shares reserved for options pursuant to paragraph 4, (b) permit the granting of any option at an option price less than that determined in accordance with paragraph 7(b), or (c) permit the granting of options which expire beyond the period provided in or pursuant to paragraph 7(a). Without the written consent of an optionee, no amendment, suspension, discontinuation or termination of the Plan shall alter or impair any option theretofore granted to him or her under the Plan.

12. Effective Date of the Plan.

The effective date of the Plan shall be December 9, 1999, subject to approval by the shareholders of the Company holding not less than a majority of the shares present and voting at an annual or special meeting or by written consent. Notwithstanding the foregoing, if the Plan shall have been approved by the Board prior to such meeting or the giving of such consent, options may be granted by the Committee as provided herein subject to such subsequent shareholder approval.

13. Withholding Taxes.

Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Stock shall be valued on the date the withholding obligation is incurred.

14. Information.

The Company shall provide its optionees financial statements at least annually, except the Company shall not provide such statements to its key employees that have access to equivalent information.

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SAID SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREFOR UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

ANNEX B

AEROASTRO, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

Optionee’s Name:

Number of shares subject to option:

Option No.:

This Agreement is made this              by and between AeroAstro, Inc., a Delaware corporation (the “Company”)              (the “Optionee”) .

1. Grant of Option. Pursuant to the AeroAstro, Inc. 1999 Stock Option Plan (the “Plan”), the Company hereby grants to the Optionee, subject to the Plan and the terms and conditions herein set forth, the option (the “Option”) to purchase from the Company all or any of 5,000 whole, fully paid and nonassessable shares (the “Shares”) of Common Stock (the “Stock”) of the Company at the purchase price of              (the “Purchase Price”) per Share. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Plan, and references herein to the “Board” shall include the “Committee”, if the Committee has been constituted, as contemplated by the Plan. The number and character of the Shares and the Purchase Price are subject to adjustment as hereinafter provided.

2. Expiration Date. The Option shall expire and be of no further force or effect at the earlier of the time when it has been exercised with respect to all Shares which the Optionee is or may become entitled to purchase hereunder or 11:59 p.m. Delaware time on and shall not thereafter be exercisable to any extent.

3. Time of Exercise. Subject to sections 2 and 11, the Option may be exercised in accordance with the following schedule:

On or After the Following Date	The Option Shall be Exercisable With Respect to the Following Cumulative Number of Shares

4. Notice of Exercise. The Option may be exercised by notice to the Company, in the form attached hereto as Exhibit A or B, as appropriate, or otherwise specified by the Company, specifying the number of Shares as to which the Option is being exercised and accompanied by surrender of this Option Agreement and payment in full of the Purchase Price in accordance with sections 1 and 5. In the case of any partial exercise, notation thereof shall be made by the Company on Schedule I hereto, and the Company shall thereupon return this Option Agreement to the Optionee.

Subject to section 11, the Company will, or will direct its transfer agent to, issue promptly after any exercise of the Option, at the Company’s expense (including the payment by it of any applicable issue taxes), in the name of and deliver to the Optionee, or as the Optionee may direct (on payment by the Optionee of any applicable transfer taxes and compliance with section 12(e)), a certificate or certificates for the number of fully paid and nonassessable Shares as to which the Option is so exercised, plus, in lieu of any fractional shares to which the Optionee would otherwise be entitled, cash equal to such fraction multiplied by the Purchase Price as then adjusted.

Notwithstanding the preceding paragraph, but subject to the requirements of applicable securities laws, any Shares as to which the Option is exercised shall be deemed issued on and as of the date of such exercise in accordance with the first paragraph of this section 4 and the Optionee or the person or persons designated by the Optionee as therein provided shall thereupon be deemed to be the owner or owners of record thereof.

5. Payment of Purchase Price. On exercise of the Option, the Optionee shall pay to the Company the Purchase Price of the Shares as to which the Option is exercised. The Purchase Price shall be paid in cash or, at the Optionee’s election and with the Company’s consent, in shares of Stock or a combination of cash and shares of Stock.

6. Exercise on Death or Termination of Employment.

(a) If the Optionee dies (i) while an employee of or consultant to the Company or a Subsidiary or (ii) within three months after termination of his or her employment or engagement with the Company or a Subsidiary as a result of his or her permanent disability or retirement, his or her option may be exercised, to the extent that the Optionee shall have been entitled to do so at the date of death or such termination of employment or engagement, by the person or persons to whom the Optionee’s rights under the Option pass by will or applicable law, or, if no such person has such right, by the Optionee’s executors or administrators, at any time or from time to time within one year after the date of the Optionee’s death, but in no event later than the expiration date specified in section 2 of this Agreement.

(b) If the Optionee’s employment or engagement by the Company or a Subsidiary terminates as a result of his or her permanent disability or retirement and such Optionee has not died within the following three months, he or she may exercise his or her option, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment or engagement, at any time, or from time to time, but not later than the expiration date specified in or pursuant to section 2 or three months after termination of employment or engagement, whichever date is earlier.

(c) If the Optionee is an employee and said Optionee’s employment terminates for any reason other than death, permanent disability or retirement, all right to exercise his or her option shall terminate at the date of such termination of employment.

7. Non-transferability. The Option shall not be assignable or transferable, voluntarily or involuntarily, by operation of law, or otherwise, and any such assignment or transfer which may be attempted shall be null and void and of no effect; provided that this section 7 shall not prevent transfers by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

8. Adjustments.

(a) The Purchase Price shall be subject to adjustment from time to time in the event that the Company shall (1) pay a dividend in, or make a distribution of, shares of Stock (or securities convertible into, exchangeable for, or otherwise entitling a holder thereof to receive Stock), or evidences of indebtedness or other property or assets, on outstanding Stock, (2) subdivide the outstanding shares of Stock into a greater number of shares, (3) combine the outstanding shares of Stock into a smaller number of shares or (4) issue any shares of its capital stock in a reclassification of the Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the resulting corporation). An adjustment made pursuant to this section 8(a) shall, in the case of a dividend or distribution, be made as of the record date and, in the case of a subdivision, combination or reclassification, be made as of the effective date. In any such case, the total number of Shares and the number of shares or other units of such other securities purchasable on exercise of the Option immediately prior thereto shall be adjusted so that the Optionee shall be entitled to receive at the same aggregate purchase price the number of shares of Stock and the number of shares or other units of such other securities which the Optionee would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had the Option been exercised in full immediately prior to the occurrence (or applicable record date) of such event. If, as a result of any adjustment pursuant to this section 8(a), the Optionee shall become entitled to receive shares of two or more classes or series of securities of the Company, the Board of Directors of the Company (the “Board”) shall equitably determine the allocation of the adjusted Purchase Price between or among shares or other units of such classes or series and shall notify the Optionee of such allocation.

(b) In the event of any reorganization or recapitalization of the Company (other than as provided in section 8(a)) or in the event that the Company consolidates with or merges into another corporation in a transaction in which the Company is not the resulting corporation or transfers all or substantially all of its assets to another entity, then and in each such event, either, in the absolute discretion of the Board, (1) the Option shall become exercisable in full, notwithstanding anything to the contrary in section 3, on the thirtieth day prior to the date proposed for consummation of such transaction and the Option shall expire and this Agreement shall terminate on the consummation of such transaction, or (2) the Optionee, on exercise of the Option as provided herein, at any time after the consummation of such transaction, shall be entitled to receive the stock or other securities or property to which the Optionee would have been entitled on such consummation if the Optionee had exercised the Option immediately prior thereto. In such case, the terms of this Agreement shall survive the consummation of such transaction, and shall be applicable to the shares of stock or other securities or property receivable on the exercise of the Option after such consummation.

(c) If at any time, as a result of an adjustment made pursuant to this section 8, the Optionee shall become entitled to receive any shares of capital stock or shares or other units of other securities or property or assets other than Stock, the number of such other shares or units so receivable on any exercise of the Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Stock in this section 8, and the provisions of this Agreement with respect to the shares of Stock shall apply, with necessary changes in points of detail, on like terms to any such other shares or units.

(d) On each adjustment of the Purchase Price pursuant to this section 8, the number of shares of Stock or units or other securities or property or assets purchasable on exercise of the Option shall thereafter be the number obtained by (1) multiplying the number of Shares purchasable on exercise of the Option immediately prior to such adjustment by the Purchase Price in effect immediately prior to such adjustment and (2) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(e) All calculations under this section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue any fractional share on any exercise of the Option.

9. No Rights as Shareholder. The Optionee, as such, shall have no rights as a shareholder of the Company.

10. No Right to Continued Employment. The Option shall not confer on the Optionee any right with respect to continuation of employment or engagement as a consultant by the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company to terminate the Optionee’s employment or engagement at any time.

11. Compliance With Law and Regulations.

(a) Compliance. The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may, in the opinion of the Board, be required. The Company shall not be required to issue or deliver any certificates for Shares prior to (a) the listing of such Shares on any stock exchange on which the Stock may then be listed and (b) the registration or qualification of such Shares under any applicable Federal or state securities law, or satisfaction, in the opinion of the Board, of the requirements for exemption therefrom, or compliance with any rule or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would, in the opinion of the Board, be contrary to applicable law.

(b) Periods of Non-Exercisability. It is understood that the Company may (with respect to future securities issuances) rely on the exemption from registration under the Securities Act of 1933, as amended (the “Act”), provided by Regulation D promulgated thereunder and, accordingly, the Company may, periodically (but no more often than once per year) find it necessary to establish periods of six months during which the Option is not exercisable in order to preserve the availability of such exemption. The Optionee hereby consents to the declaration of such periods of non-exercisability.

12. Representations and Warranties of the Optionee. The Optionee hereby represents and warrants to and agrees with the Company as follows:

(a) Optionee’s Investigation. The Optionee acknowledges that the Optionee has been granted access to, and has reviewed carefully, the Plan and such records of the Company as may be necessary to permit the Optionee to evaluate the Option and, before any exercise of the Option, the Optionee will review such records of the Company as may be necessary to permit the Optionee to evaluate the merits and risks of an investment in Shares. The Optionee is entering into this Agreement and the transactions contemplated hereby solely in reliance on the Optionee’s own investigation and such review. The Optionee has had an opportunity to meet with the officers of the Company subsequent to review of such information to discuss with them the Optionee’s questions concerning the Company and the terms and conditions of the acquisitions hereunder.

(b) Acquisition of Shares and Option for Own Account. The Optionee is acquiring the Option and will acquire the Shares, if at all, pursuant to this Agreement with the Optionee’s own funds, and not with the funds of anyone else. The Optionee is acquiring the Option and will acquire the Shares, if at all, for the Optionee’s own account, not as a nominee or agent and not for the account of any other person or firm. No one else has or will have on any exercise of the Option any interest, beneficial or otherwise, in the Option or, on the exercise of the Option, in any of the Shares to be acquired on such exercise. The Optionee is not, and prior to any exercise of the Option will not be, obligated to transfer the Option or any Shares or any interest therein to anyone else, and the Optionee does not and will not have any agreement or understanding to do so. The Optionee is acquiring the Option and will purchase Shares on the exercise hereof, if at all, for investment for an indefinite period and not with a view to the sale or distribution of the Option or any Shares or any part or all thereof, by public or private sale or other disposition, and the Optionee has no intention of selling, granting any participation in or otherwise distributing or disposing of any or all of the Option or any Shares or any interest therein. The Optionee does not, and on any exercise of the Option will not, intend to subdivide the Option or any Shares purchased on exercise thereof with anyone.

(c) Restricted Nature of Shares. The Optionee will be at the time of any acquisition of Shares able to bear the economic risk of the investment in any Shares purchased. The Optionee is aware that if the Optionee exercises the Option, the Optionee must be prepared to hold any Shares received for an indefinite period. The Optionee understands that neither the Option nor the Shares have been or will be registered under the Act, on the ground, among others, that no distribution or public offering of the Company’s securities is to be effected and any Shares acquired on exercise thereof will be acquired in connection with transactions not involving any public offering within the meaning of section 4(2) of the Act. The Optionee understands that the Company is relying in part on the Optionee’s representations as set forth herein for purposes of claiming the exemption from registration under the Act provided in section 3(b) or 4(2) thereof and that the basis for such exemption may not be present if, notwithstanding the Optionee’s representations herein, the Optionee has in mind merely acquiring the Option or Shares for resale on the occurrence or nonoccurrence of some predetermined event. The Optionee has no such intention. The Optionee does not have in mind merely acquiring the Option or any Shares for resale on the occurrence or nonoccurrence of any predetermined event.

(d) Optionee’s Sophistication. The Optionee has such knowledge and experience in financial and business matters that the Optionee is capable of evaluating the merits and risks of the prospective investment by the Optionee contemplated by this Agreement and the Optionee has carefully reviewed and will carefully review all the information regarding the Company, access to which has been and will be accorded to the Optionee hereunder, is thoroughly familiar with the business, operations and properties of the Company by virtue of such review and of the Optionee’s relationship with the Company as a director, key employee or consultant thereof and has discussed with the officers of the Company any questions the Optionee may have had with respect to the Company.

(e) Agreement to Refrain from Resales. Without in any way limiting the Optionee’s representations as set forth herein, the Optionee further agrees that the Optionee shall in no event make any disposition of all or any part of or interest in the Shares or the Option and that the Shares and the Option shall not be encumbered, pledged, hypothecated, sold, assigned or transferred by the Optionee nor shall the Optionee receive any consideration for the Option or any Shares or for any interest therein from any person, unless and until prior to any proposed encumbrance, pledge, hypothecation, sale, assignment, transfer or other disposition of the Option or any Shares, either (1) a registration statement on Form S-1 (or any other form replacing such form or appropriate for the purpose under the Act) with respect to the Option or the Shares, as the case may be, proposed to be transferred or otherwise disposed of shall be then effective or (2)(i) the Optionee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the Optionee shall have furnished the Company with an opinion of counsel (obtained at the Optionee’s expense) in form and substance satisfactory to the Company to the effect that such disposition will not require registration of the Option or any Shares, as the case may be, under the Act or qualification of the Option or any Shares, as the case may be, under any other securities law and (iii) counsel for the Company shall have concurred in such opinion and the Company shall have advised the Optionee of such concurrence.

(f) Shares Will Be “Restricted Securities”. The Optionee understands and agrees that the Shares, if and when issued, will be “restricted securities”, as that term is defined in Rule 144 under the Act, and, accordingly, that apart from exercise of the Option, the Option and such Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Optionee understands and agrees that the Company is not under any obligation to register the Option or any Shares under the Act or to comply with the Regulation A or any other exemption under the Act.

(g) Public Offering Lock-Up. The Optionee understands and agrees that, in the event that the Company proposes to sell Stock in a public offering registered under the Act or exempt from registration under the Act under Regulation A promulgated under the Act, the Optionee will promptly execute and deliver such agreement as the Company may request prohibiting any sale or other disposition of shares of Stock for a period not in excess of 180 days, as the Company or underwriters engaged by the Company may consider necessary for the successful completion of such public offering.

(h) Company May Refuse to Transfer. In the event that, in the opinion of the Board of Directors, the Optionee acts at any time in any manner not consistent with the representations, warranties and agreements of the Optionee in this Agreement, the Company may refuse to transfer the Option or any Shares until such time as the Board of Directors is of the opinion that such transfer may be effected in compliance with all provisions of this Agreement and such transfer will not require registration of the Option or any Shares under the Act or qualification of the Option or any Shares under any other securities law.

(i) Indemnification. The Optionee hereby agrees to indemnify and defend the Company and its directors, officers, employees and agents and hold them harmless from and against any and all claims, liabilities, damages or expenses incurred on account of or arising out of (1) any inaccuracy in or breach of any of the Optionee’s representations, warranties or agreements in this Agreement, including, without limitation, the defense of any claim based on any allegation of fact inconsistent with any of such representations, warranties or agreements; (2) the disposition of the Option or any Shares which the Optionee may receive, contrary to any of such representations, warranties and agreements; or (3) any action, suit or proceeding based on a claim that any of such representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company under the Act or any other securities law.

(j) Certificates Representing Shares to Be Legended. The Optionee understands and agrees that certificates representing any Shares received on exercise of the Option will bear a legend on the face thereof (or on the reverse thereof with a reference to such legend on the face thereof) substantially in the form set forth below, which legend restricts the sale, transfer or disposition of the Shares otherwise than in accordance with this Agreement:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND CONCURRED IN BY THE CORPORATION’S COUNSEL THAT SUCH REGISTRATION IS NOT

REQUIRED UNDER SAID ACT OR SUCH TRANSACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT. IN ADDITION, SALE, TRANSFER, ENCUMBRANCE, HYPOTHECATION, GIFT OR OTHER DISPOSITION OR ALIENATION OF SUCH SHARES OR ANY INTEREST THEREIN IS RESTRICTED BY AND SUBJECT TO A NONQUALIFIED STOCK OPTION AGREEMENT DATED                     , A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION AND ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE. SUCH AGREEMENT, AMONG OTHER THINGS, INCORPORATES ALL PROVISIONS OF THE AEROASTRO, INC. 1999 STOCK OPTION PLAN, INCLUDING, WITHOUT LIMITATION, A PROHIBITION OF ANY TRANSFER OF THESE SHARES, OTHER THAN BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION, WITHIN TWO YEARS OF THE DATE OF GRANT OF THE OPTION BY WHICH THESE SHARES WERE PURCHASED OR WITHIN ONE YEAR AFTER ISSUANCE OF THESE SHARES.

(k) Confirmation on Exercise. The Company may require the Optionee to furnish to the Company, prior and as a condition to the issuance of any Shares on any exercise of the Option, an agreement (in such form as the Company may specify) in which the Optionee confirms the foregoing representations, warranties and agreements or makes similar or additional representations, warranties and agreements with respect to such Shares.

13. Optionee Bound by Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and conditions thereof.

14. Notices of Record Dates, Etc.

(a) If the Company shall fix a record date of the holders of Stock (or other securities at the time deliverable on exercise of the Option) for the purpose of entitling or enabling them to receive any dividend (other than a stock dividend) or other distribution, or to receive any right to subscribe for or purchase any shares of any class of any other securities, or to receive any other right, or

(b) in the event of any reorganization or recapitalization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or any transfer of all or substantially all of the assets of the Company to another entity, or

(c) in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any such event, the Company shall mail or cause to be mailed to the Optionee a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right or (ii) the date on which a record is to be taken for the purpose of voting on or approving such reorganization, recapitalization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up and the date on which such event is to take place and the time, if any is to be fixed, as of which the holders of record of Stock (or any other securities at the time deliverable on exercise of the Option) shall be entitled to exchange their shares of Stock (or such other securities) for securities or other property deliverable on such reorganization, recapitalization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at the earliest time information with respect to such proposed action becomes known to the Company, but in any event at least ten days prior to the record date therein specified.

15. Notices. Any notice or other communication hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by facsimile if transmission is confirmed, one day after being deposited for next-day delivery with an overnight delivery service, or three days after being deposited with the United States Postal Service as first class mail, all charges or first class postage prepaid, properly addressed, if to the Company at its principal executive office, or if to the Optionee at the Optionee’s address set forth below. Either party may change such party’s address by notice hereunder to the other party.

16. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Virginia.

17. Headings. The headings of sections and subsections herein are included solely for convenience of reference and are not part of this Agreement.

18. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes any and all prior or contemporaneous negotiations, correspondence, understandings and agreements, written or oral, concerning the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties, relating to the subject matter of this Agreement, which are not fully expressed herein.

19. Successors. The Option shall not be transferred except as specifically provided herein. The Company’s rights and obligations hereunder may be assigned or transferred by it to and shall be binding on and inure to the benefit of any successor of the Company, but such assignment or transfer shall not relieve the Company of any of its obligations hereunder. The term “successor” means only any corporation which by merger, consolidation, purchase of assets or otherwise succeeds to or otherwise acquires all or substantially all of the assets and business of the Company. Without limiting the foregoing, this Agreement shall bind and inure to the benefit of the Company and the Optionee and their respective successors, assigns, personal or legal representatives, heirs and legatees.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be complete in itself and shall be deemed an original, and all of which together shall constitute one and the same instrument.

21. Survival. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Agreement and any investigation at any time made by or on behalf of any party hereto and the exercise of the Option, and the sale and purchase of the Shares (and any other securities or property) issuable on exercise of the Option.

IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the parties hereto as of the date first above written.

AeroAstro, Inc.

By
Optionee’s Signature		AeroAstro Authorized Signatory

Optionee’s Address:

SCHEDULE I

NOTATIONS AS TO PARTIAL EXERCISE

Date of Exercise	Number of Shares Purchased	Balance of Shares Subject to Option	Authorized Signature	Notation Date

EXHIBIT A

NOTICE OF EXERCISE BY OPTIONEE

OF NONQUALIFIED STOCK OPTION

GRANTED UNDER THE AEROASTRO, INC.

1999 STOCK OPTION PLAN

AeroAstro, Inc.

20155 Ashbrook Place

Ashburn, VA 20157

Dear Madam / Sir:

Pursuant to the Nonqualified Stock Option Agreement numbered              and dated                      between AeroAstro, Inc. and me granting to me an option to purchase up to an aggregate of              shares of AeroAstro, Inc. Common Stock on the terms and conditions and at the times set forth therein and at a price of              per share (the “Purchase Price”) of such Common Stock, subject to the next paragraph, I hereby exercise such option with respect to                      shares of such Common Stock and enclose my check for $                             (or other consideration in accordance with such Agreement as indicated below*) in payment in full of the aggregate Purchase Price of all of the shares with respect to which such option is being exercised. Such aggregate Purchase Price was calculated by multiplying such Purchase Price per share times the number of shares with respect to which such option is being exercised hereby.

I have reviewed carefully and hereby reaffirm all of my representations, warranties and agreements contained in such Agreement as if made on and as of the date hereof and I hereby further represent and warrant to AeroAstro, Inc. that I have consulted with my personal tax, accounting and other advisers with regard to this option exercise. Please advise me whether any registration or qualification of the shares being purchased pursuant to this exercise under any Federal or state law and the rules and regulations of governmental authorities thereunder will be required. I agree to cooperate with AeroAstro, Inc. and take such actions as AeroAstro, Inc. may advise are necessary to facilitate and effect such registration or qualification, if required.

When any such registration or qualification which may be required has been completed, please forward to me a certificate representing the shares being purchased pursuant to this option exercise registered in my name and deliver such certificate to my address as follows:

Very Truly yours,

Optionee’s Signature	Date

Optionee’s Social Security Number

* Consideration being delivered if other than cash:

EXHIBIT B

NOTICE OF EXERCISE

BY DECEASED OPTIONEE’S LEGAL REPRESENTATIVE

OF NONQUALIFIED STOCK OPTION

GRANTED UNDER THE AEROASTRO, INC.

1999 STOCK OPTION PLAN

AeroAstro, Inc.

20155 Ashbrook Place

Ashburn, VA 20157

Dear Madam / Sir:

Pursuant to the Nonqualified Stock Option Agreement numbered              and dated between AeroAstro, Inc. and                     (the “Optionee”) granting to Optionee an option to purchase up to an aggregate of                      shares of AeroAstro, Inc. Common Stock on the terms and conditions and at the times set forth therein and at a price of                      per share (the “Purchase Price”) of such Common Stock, please be advised that Optionee died on                                         , and that the undersigned is a person empowered to exercise such option under the Optionee’s will or under the applicable laws of descent and distribution. Attached hereto is (are) the following document(s) showing that the undersigned has been so empowered:                                                                                                                                                                                                                  . The undersigned agrees to furnish to AeroAstro, Inc. such additional proof of the power of the undersigned to exercise such option as AeroAstro, Inc. or AeroAstro, Inc.’s counsel may reasonably require to be satisfied that the undersigned has the legal power and authority to exercise such option.

Subject to the foregoing and to the next paragraph, the undersigned hereby exercises such option with respect to                      shares of such Common Stock and encloses a check for $                     (or other consideration in accordance with such Agreement as indicated below*) in payment in full of the aggregate Purchase Price of all of the shares with respect to which such option is being exercised. Such Purchase Price was calculated by multiplying such Purchase Price per share times the number of shares with respect to which such option is being exercised hereby.

The undersigned has carefully reviewed and hereby reaffirms all of the Optionee’s representations, warranties and agreements contained in such Agreement as if made by the undersigned on and as of the date hereof and the undersigned hereby further represents and warrants to AeroAstro, Inc. that the undersigned has consulted with the tax, accounting and other advisers of the undersigned with regard to this option exercise. Please advise the undersigned whether any registration or qualification of the shares being purchased pursuant to this exercise under any Federal or state law and the rules and regulations of governmental authorities thereunder will be required. The undersigned agrees to cooperate with AeroAstro, Inc. and take such actions as AeroAstro, Inc. may advise are necessary to facilitate and effect such registration or qualification, if required.

When any such registration or qualification which may be required has been completed, please issue a certificate representing the shares being purchased pursuant to this option exercise registered in the following name or names:

and deliver such certificate to the following address:

Very Truly yours,

Optionee’s Legal Representative’s Signature	Date

Optionee’s Legal Representative’s Title

Social Security or Tax I.D. Number

* Consideration being delivered if other than cash: